Exhibit 3.1


                                      THIRD
                    AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                      AMERICAN MORTGAGE ACCEPTANCE COMPANY

     WHEREAS the Declaration of Trust of American Mortgage Acceptance Company (f/k/a American Mortgage Investors Trust) was declared, executed and acknowledged in Boston, Massachusetts on June 11, 1991 by Carmela Laurella (the "Initial Trustee") and was thereafter filed in the offices of the Secretary of the Commonwealth of Massachusetts (the "Original Declaration of Trust");

     WHEREAS the Original Declaration of Trust was amended and restated by the Amended and Restated Trust Agreement dated as of March 29, 1993 filed in the offices of the Secretary of State of the Commonwealth of Massachusetts (the "First Amended and Restated Declaration of Trust");

     WHEREAS the First Amended and Restated Declaration of Trust was amended and restated by the Second Amended and Restated Trust Agreement, dated as of April 6, 1999, filed in the offices of the Secretary of State of the Commonwealth of Massachusetts (the "Second Amended and Restated Declaration of Trust");

     WHEREAS the undersigned, being all of the presently incumbent Trustees, desire to amend and restate the Second Amended and Restated Declaration of Trust to read in its entirety as set forth herein;

     WHEREAS the Trustees have unanimously approved amending the Second Amended and Restated Declaration of Trust pursuant to the proposals (the "Proposals") as more fully described in the Proxy Statement dated April 30, 2005 (the "Proxy") and distributed to all Shareholders of record as of April 1, 2005; and

     WHEREAS the Proposals require the approval of Shareholder and the requisite approval was obtained.

                                   DECLARATION

     NOW, THEREFORE, Stuart J. Boesky, Alan P. Hirmes, Scott M. Mannes, Stanley Perla, and Richard M. Rosan (such persons and any successor to such persons and additional persons, so long as they shall continue in or be admitted to office in accordance with the terms of this Declaration of Trust, are hereinafter together called the "Trustees"), hereby declare that they will hold all property of every type and description which they may acquire as such trustees, together with the proceeds thereof, in trust, to manage, hold and dispose of the same for the benefit of the holders of record from time to time of the Shares being issued and to be issued hereunder and in the manner and subject to the provisions of this Declaration of Trust:

                                    ARTICLE I

                                    THE TRUST

     SECTION 1.1. NAME. The name of the Trust created by this Declaration of Trust shall be "AMERICAN MORTGAGE ACCEPTANCE COMPANY" (hereinafter called the "Trust") and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity of Trustees, and not individually or personally, and shall not refer to the officers or Shareholders of the Trust or to the agents or employees of the Trust or of such Trustees. Should the Trustees determine that the use of such name is not practicable, legal or convenient, they may use such other designation or they may adopt such other name for the Trust as they deem proper and the Trust may hold property and conduct its activities under such designation or name, subject, however, to the limitations contained in the next succeeding paragraph.

     SECTION 1.2. LOCATION. The Trust shall maintain an office of record in Boston, Massachusetts, at [84 State Street, care of The Prentice Hall Corporation System, Inc.] (the Trust's resident agent), in the City of Boston,



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in the County of Suffolk, in the Commonwealth of Massachusetts and the Trust may
have such other offices or places of business as the Trustees may from time to time determine as necessary or expedient.

     SECTION 1.3. NATURE OF TRUST. The Trust shall be of the type commonly termed a Massachusetts business trust; this Declaration of Trust and all amendments hereto and restatements hereof shall be filed in all appropriate state and local offices in the Commonwealth of Massachusetts in order to effectuate such intent. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company. The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder. The Trust is intended to have the status of a "real estate investment trust" as that term is defined in the REIT Provisions of the Internal Revenue Code and this Declaration of Trust and all actions of the Trustees hereunder shall be construed in accordance with such intent, unless and until the Trustees, including a majority of the Independent Trustees, may determine that the maintenance of that status is no longer in the best interests of the Shareholders or practicable.

     SECTION 1.4. PURPOSE. The purposes of the Trust shall be, as determined from time to time by the Board of Trustees, to engage in any lawful business or activity in which an "Association" (within the meaning of Massachusetts General Laws, Chapter 182, Section 1) may engage, including, without limitation, those businesses and activities in which a corporation subject to the Massachusetts Business Corporation Act may engage.

                                   ARTICLE II

                                   DEFINITIONS

     SECTION 2.1. DEFINITIONS. Whenever used in this Declaration of Trust, unless the context otherwise requires, the terms defined in this Article II shall have the following respective meanings:

     (a) Advisor. "Advisor" shall mean the Person(s) responsible for directing or performing the day-to-day business affairs of the Trust, including a person or entity to which an Advisor subcontracts substantially all such functions. The Advisor shall be Related AMI or anyone who succeeds it in such capacity.

     (b) Advisory Agreement. "Advisory Agreement" shall mean the agreement between the Trust and the Advisor pursuant to which the Advisor will act as the investment advisor and administrator of the Trust.

     (c) Affiliate. "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting Securities or beneficial interests of such other Person, (iii) any officer, director, trustee or general partner of such Person and (iv) if such other Person is an officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity.

     (d) Bylaws. "Bylaws" shall mean the Bylaws of the Trust, as adopted and amended from time to time by the Board of Trustees.

     (e) Common Shares. "Common Shares" shall mean any Shares classified or reclassified as such by the Trustees.

     (f) Excess Shares. "Excess Shares" shall have the meaning ascribed to such term in Article X, Section 10.1.

     (g) Independent Expert. "Independent Expert" shall mean a person with no current or prior business or personal relationship with the Advisor or the Trustees and who is engaged, to a substantial extent, in the business of rendering opinions regarding the value of assets of the type held by the Trust.

     (h) Independent Trustees. "Independent Trustees" shall mean the Trustees who (i) are not affiliated, directly or indirectly, with the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of the Advisor, or its Affiliates, (ii) do not serve as a director or trustee for more than three other REITs organized by the Sponsor, and (iii) perform no other



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services  for the Trust  except  as  Trustees.  For this  purpose,  an  indirect relationship shall include circumstances in which a member of the immediate family of a Trustee has one of the foregoing relationships with the Advisor or the Trust; PROVIDED, HOWEVER, that if Nasdaq, or the national securities exchange on which any Shares are listed, adopts rules which mandate a different definition of "independence", such definition shall apply in place of the foregoing.

     (i) Initial Investment. "Initial Investment" shall mean the $200,000 investment in Shares which the Advisor has made pursuant to Article VI, Section
6.7 hereof.

     (j) Net Assets. "Net Assets" shall mean the Total Assets of the Trust (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities of the Trust, calculated at least quarterly on a basis consistently applied.

     (k) Person. "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies or associations, joint ventures, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof.

     (l) Preferred Shares. "Preferred Shares" shall mean any Shares classified or reclassified as such by the Trustees.

     (m) Proposals. "Proposals" shall have the meaning ascribed to such term in the Recitals.

     (n) Real Estate Investment Trust ("REIT") Provisions of the Internal Revenue Code. "Real Estate Investment Trust Provisions of the Internal Revenue Code" shall mean part II, subchapter M, chapter 1 of the Code, as now enacted or hereafter amended, or successor statutes, other sections of the Code specifically applicable to REITs and regulations and rulings promulgated thereunder.

     (o) REIT. "REIT" shall mean a corporation or trust which qualifies as a real estate investment trust as defined in Sections 856 to 860 of the Code.

     (p) Related AMI. "Related AMI" shall mean Related AMI Associates, Inc., a Delaware corporation.

     (q) Roll-Up. "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Trust and the issuance of Securities of a Roll-Up Entity. Such term does not include:

          (i) a transaction involving Securities of the Trust that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

          (ii)  a  transaction   involving   the   conversion  to  corporate  or
     association form of only the Trust if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

     (a) Shareholders' voting rights;

     (b) the term and existence of the Trust;

     (c) Sponsor or Advisor compensation;

     (d) the Trust's investment objectives.

     (r) Roll-Up Entity. "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.



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     (s) Securities.  "Securities" shall mean any instruments  commonly known as
"securities,"  including  stock,  shares,  voting  trust  certificates,   bonds,
debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares or participations, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

     (t) Shareholders. "Shareholders" shall mean holders of the Shares.

     (u) Shares. "Shares" shall mean the beneficial interests of a Shareholder in the Trust representing undivided beneficial interests in the assets of the Trust, which may be evidenced by certificates, including, without limitation, Common Shares and Preferred Shares.

     (v) Sponsor. "Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Trust or any Person who will manage or participate in the management of the Trust and any Affiliate of any such Person, but does not include (i) any person whose only relationship with the Trust is that of an independent asset manager and whose only compensation from the Trust is as such, and (ii) wholly independent third parties such as attorneys, accountants and underwriters whose only compensation from the Trust is for professional services.

     (w) Total Assets of the Trust. "Total Assets of the Trust" shall mean the value of all assets of the Trust as shown on the books of the Trust.

     (x) Trust. "Trust" shall mean the Massachusetts business trust created pursuant to this Declaration of Trust.

     (y) Trustees. "Trustees" shall have the meaning ascribed to such term in the heading of this Declaration of Trust and who collectively shall constitute the Board of Trustees of the Trust.

                                   ARTICLE III

                             MEETING OF SHAREHOLDERS

     SECTION 3.1. ANNUAL MEETINGS. Annual meetings of Shareholders for the election of Trustees and for such other business as may be stated in the notice of the meeting shall be held at such place and at such time and date as shall be determined by or in the manner prescribed by the Bylaws. At each annual meeting, the Shareholders entitled to vote shall elect a Board of Trustees and may transact such other Trust business as shall be stated in the notice of the meeting.

     SECTION 3.2. OTHER MEETINGS. Meetings of Shareholders for any purpose other than the election of Trustees may be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws.

     SECTION 3.3. VOTING. Each Shareholder entitled to vote in accordance with the terms and provisions of this Declaration of Trust shall be entitled to one vote for each Share held by such Shareholder in the manner provided for in the Bylaws. All elections for Trustees shall be decided by plurality vote (at a meeting or without a meeting, provided that at least a majority of the outstanding Shares shall cast a vote in such election). Unless otherwise provided by this Declaration of Trust, all other questions shall be decided by a majority of the votes cast at a meeting at which a quorum is present or a majority of outstanding Shares cast, without a meeting. Notwithstanding the foregoing, none of the Advisor, the Trustees nor their Affiliates may vote any Shares held by them, or consent, on matters submitted to the Shareholders regarding:

     (a) the removal of the Advisor, the Trustees or their Affiliates; or

     (b) any transaction between the Trust and the Advisor, the Trustees or their Affiliates.

     Shares held by the Advisor, the Trustees and their Affiliates shall not be included in determining the number of outstanding Shares entitled to vote on the matters discussed in (a) and (b) above, nor in the Shares actually voted thereon.



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     SECTION  3.4.  ACCESS  TO  RECORDS.  Any  Shareholder  and  any  designated representative thereof shall be permitted access to all records of the Trust to the extent required by law or set forth in the Bylaws.

                                   ARTICLE IV

                                    TRUSTEES

     SECTION 4.1. NUMBER, TERM AND QUALIFICATIONS. The number of Trustees shall be not less than three (3) nor more than nine (9), as fixed from time to time by the Board of Trustees or as provided for in the Bylaws, a majority of whom shall at all times be Independent Trustees (except that in the event of death, resignation or removal of an Independent Trustee, the requirement for such majority shall not be applicable for a period of sixty (60) days). The Trustees shall be elected at the annual meeting of Shareholders. Each Trustee shall serve a term of one year subject to his successor being elected and qualified.

     SECTION 4.2. AUTHORITY OF TRUSTEES. Consistent with the duties and obligations of, and limitations on, the Trustees as set forth herein, and under the laws of the Commonwealth of Massachusetts, the Trustees are accountable to the Shareholders as fiduciaries and are required to perform their duties in good faith and in a manner each Trustee believes to be in the best interest of the Trust and its Shareholders, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances. In addition, the Trustees shall have a fiduciary duty to the Shareholders to review the relationship of the Trust with the Advisor.

     The Trustees shall have full, absolute and exclusive power, control, management and authority over the Trust's assets and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid power or authority or any specific power or authority. The Trustees shall have the power to enter into commitments to make any investment, purchase or acquisition, or to exercise any power authorized by this Declaration of Trust or the Bylaws.

     The Trustees may establish written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Trust and the Advisor to assure that such policies are carried out.

     SECTION 4.3. REMOVAL OF TRUSTEES. Any one or more of the Trustees may be removed as provided for in the Bylaws or, with or without cause, by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote, subject to the provisions of Article III, Section 3.3 hereof.

     SECTION 4.4. NEWLY CREATED TRUSTEESHIPS AND VACANCIES. Newly created trusteeships resulting from an increase in the number of Trustees or vacancies occurring in the Board of Trustees for any reason except the removal of Trustees by Shareholders shall be filled in the manner provided for in the Bylaws. Vacancies occurring as a result of the removal of Trustees by Shareholders shall be filled by the Shareholders.

                                    ARTICLE V

                                    OFFICERS

     SECTION 5.1. OFFICERS. The Board of Trustees may appoint Officers of the Trust in accordance with the terms of the Bylaws.

                                   ARTICLE VI

                                     ADVISOR

     SECTION 6.1. EMPLOYMENT OF ADVISOR. The Board of Trustees is responsible for the general policies of the Trust and for such general supervision and management of the business of the Trust as may be necessary to insure that such business conforms to the provisions of this Declaration of Trust and the Bylaws.



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However,  the Board of Trustees and officers shall not be required personally to conduct all the business of the Trust and consistent with their ultimate responsibility as stated above and the Bylaws, the Board of Trustees shall have the power to appoint, employ or contract with any Person (including one or more of the directors or officers or any corporation, partnership, or trust in which
one  or  more  of  the  Trustees  or  officers  may  be   directors,   officers,
stockholders, partners or trustees) as the Board of Trustees may deem necessary or proper for the transaction of the business of the Trust. The Board of Trustees, upon approval by a majority of the Trustees (including a majority of the Independent Trustees), shall initially employ Related AMI (herein referred to as the "Advisor") to advise the Trust, in respect of the acquisition and disposition of investments by the Trust, and to supervise other aspects of the business of the Trust, and the Trust may grant or delegate such authority to the Advisor as the Board of Trustees may in its sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by the Board of Trustees, including, without limitation, the power to delegate to the Advisor the authority (i) to cause the Trust to enter into, or dispose of, investments (not involving Affiliates of the Advisor, a Trustee, the Sponsor or Affiliates thereof unless expressly permitted by the Board of Trustees) and (ii) to defer any fees due to it under the Advisory Agreement, without the approval of the Board of Trustees. The Board of Trustees may, upon approval by a majority of the Trustees (including a majority of the Independent Trustees), employ, or contract with any other Person to serve as the Advisor, with the same rights, powers and limitations described herein in substitution of Related AMI.

     The Board of Trustees (subject to the provisions of the Bylaws) shall have the power to determine the terms of any agreement with, and compensation of, the Advisor or any other Person whom they may employ or with whom they may contract; provided, however, that any decision to employ or contract with any Trustee or any Person of which a Trustee is an Affiliate, shall be valid only if made, approved, or ratified by a majority of the Trustees (including a majority of Independent Trustees) not otherwise interested in such transaction as being fair and reasonable to the Trust and on terms and conditions not less favorable to the Trust than those available from unaffiliated third parties. The Board of Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Board of Trustees, and to make executive decisions which conform to the general policies and general principles previously established by the Board of Trustees.

     SECTION 6.2. OTHER ACTIVITIES OF ADVISOR. The Advisor shall not be required to administer the investment activities of the Trust as its sole and exclusive function. The Advisor may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of services and advice to other Persons (including REITS) and the management of other investments (including investments of the Advisor and its Affiliates). The Board of Trustees may request the Advisor to engage in other activities which complement the Trust's investments and to provide services requested by the borrowers or prospective borrowers from the Trust, and the Advisor may receive compensation or commissions therefor from the Trust or other Persons.

     The Advisor shall seek out and present to the Trust whether through its own efforts, or those of third parties retained by it, investment opportunities consistent with the investment policies and objectives of the Trust and such investment policies as the Trustees may adopt from time to time. The Advisor shall be obligated to present an investment opportunity to the Trust if (i) such opportunity is of a character which could be taken by the Trust, (ii) such opportunity is compatible with the Trust's investment objectives and policies and (iii) the Trust has the financial resources to take advantage of such opportunity before the Advisor may take advantage of such opportunity for its own account or present or recommend it to others. Subject to the limitations contained in this Paragraph, the Advisor shall be protected in taking for its own account or recommending to others any such particular investment opportunity.

     SECTION 6.3. INITIAL INVESTMENT BY AFFILIATES OF THE ADVISOR. Prior to the initial public offering of Shares pursuant to the Prospectus, the Advisor made an Initial Investment of $200,000 in the Trust by acquiring 10,000 Common Shares. The Advisor may only sell Common Shares represented by this Initial Investment through the market on which the Common Shares are normally traded.



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                                   ARTICLE VII

                           THE SHARES AND SHAREHOLDERS

     SECTION 7.1. SHARES.

     (a) AUTHORIZATION OF SHARES. The Trust is authorized to sell and issue as many Shares (including fractional shares) as the Trustees shall determine in their sole discretion. A majority of the Trustees, including a majority of the Independent Trustees, are authorized to determine from time to time the number of such authorized Shares that will be sold and issued to the public or others.

     The Shares may be issued for such consideration as the Trustees shall determine, including upon the conversion of convertible debt, or by way of share dividend or share split in the discretion of the Trustees. Except as otherwise provided herein, all Shares shall have equal voting, dividend, distribution, liquidation, redemption and other rights. Shares reacquired by the Trust may be canceled by action of the Trustees. All Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend, share split, or upon the conversion of convertible debt. Unless otherwise permitted by the Trustees, the Shares shall not entitle the holder to preference, preemptive, appraisal, conversion, or exchange rights of any kind.

     (b) COMMON SHARES. Each Common Share shall entitle the holder thereof to one vote. The Trustees may reclassify any unissued Common Shares from time to time in one or more classes or series of beneficial interests.

     (c) PREFERRED SHARES. Preferred Shares shall not entitle the holder thereof to vote unless the Trustees, in their sole discretion, determine to grant voting rights to holders of Preferred Shares. The Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of beneficial interests in the Trust.

     (d) CLASSIFIED OR RECLASSIFIED SHARES. Prior to issuance of classified or reclassified Shares of any class or series, the Trustees by resolution shall:
(a) designate that class or series to distinguish it from all other classes and series of Shares of the Trust; (b) specify the number of Shares to be included in the class or series; and (c) set or change, subject to the express terms of any class or series of Shares of the Trust outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series.

     (e) TRUST AGREEMENT AND BYLAWS. All Persons who shall acquire Shares in the Trust shall acquire the same subject to the provisions of this Declaration of Trust and the Bylaws and shall be bound by the terms and provisions of this Declaration of Trust and the Bylaws.

     SECTION 7.2. SHAREHOLDERS' DISCLOSURES; REDEMPTION OF SHARES. The Shareholders shall upon demand disclose to the Trust in writing such information with respect to direct and indirect ownership of the Shares as the Board of Trustees deems necessary to comply with the provisions of the Code and the regulations thereunder or to comply with the requirements of any other taxing authority, including the provisions relating to qualification of the Trust as a REIT. If the Board of Trustees shall at any time be of the opinion that direct or indirect ownership of Shares of the Trust has or may become concentrated to an extent which would prevent the Trust from qualifying as a REIT under the Real Estate Investment Trust Provisions of the Code, and whether or not any Shares are or may become Excess Shares under Article X, the Board of Trustees shall have the power by lot or other means deemed equitable by them to prevent the transfer of Shares of the Trust and/or call for redemption a number of such Shares sufficient in the opinion of the Board of Trustees to maintain or bring the direct or indirect ownership of Shares of the Trust into conformity with the requirements for REITs. The redemption price shall be (i) the last reported sale price of the Shares on the last business day prior to the redemption date on the principal national securities exchange on which the Shares are listed or admitted to trading, or (ii) if the Shares are not so listed or admitted to trading, the average of the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated, the NASDAQ National Quotation System or a similar organization selected by the Trust for such purpose, or (iii) if not determinable as aforesaid, as determined in good faith by the Board of Trustees. From and after the date fixed for redemption by the Board of Trustees, the holder of any Shares so called for redemption shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Shares, except for the right to payment of the redemption price fixed as aforesaid. For the purpose of this Section 7.2, the term "ownership" of Shares shall be determined as provided in Section 544 of the Code or any successor provision.

     SECTION 7.3. RIGHT TO REFUSE TO TRANSFER SHARES. Whenever it is deemed by them to be reasonably necessary to protect the tax status of the Trust, the Board of Trustees may require a statement or affidavit from each Shareholder or proposed transferee of Shares setting forth the number of Shares already owned by him and any related person specified in the form prescribed by the Board of Trustees for that purpose. If, in the opinion of the Board of Trustees, which shall be conclusive, any proposed transfer would jeopardize the status of the Trust as a REIT under the Real Estate Investment Trust Provisions of the Internal Revenue Code, whether or not any Shares are or may become Excess Shares under Article X, the Trustees may refuse to permit such transfer. Any attempted transfer for which the Trustees have refused their permission shall be void and of no effect to transfer any legal or beneficial interest in the Shares. All contracts for the sale or other transfer of Shares shall be subject to this provision.

     SECTION 7.4. LEGAL OWNERSHIP OF ASSETS OF THE TRUST. The legal ownership of the assets of the Trust and the right to conduct the business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares issued hereunder and they shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the assets of the Trust.

     SECTION 7.5. SHARES DEEMED PERSONAL PROPERTY. The Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration of Trust. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the assets of the Trust or otherwise.

     SECTION 7.6. SHAREHOLDERS RECORD DATE. In order that the Trust may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to Trust action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Trustees may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting or other action. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting.

     SECTION 7.7. DIVIDENDS. Subject to the provisions of this Declaration of Trust, the Board of Trustees may, out of funds legally available therefor, declare dividends, including deficiency dividends, if necessary, upon the Shares of the Trust as and when it deems expedient. Before declaring any dividends there may be set apart out of any funds of the Trust available for dividends, such sum or sums as the Board of Trustees, from time to time in its discretion, deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Trustees shall deem conducive to the interests of the Trust. The Board of Trustees may declare a consent dividend as long as the form of the actual and consent dividends for the taxable year do not constitute a preferential distribution.

                                  ARTICLE VIII

                               DURATION, AMENDMENT
                            AND TERMINATION PROCEDURE

     SECTION 8.1. DURATION OF TRUST. Until the Trust terminates or is terminated as provided in Section 8.3 below, the Trust shall continue in such manner that the Trustees shall have all the powers and discretion, express and implied, conferred upon them by law or by this Declaration of Trust.

     SECTION 8.2. AMENDMENT PROCEDURE. This Declaration of Trust may be amended by a majority of the Trustees, including a majority of the Independent Trustees, with the approval of the holders of a majority of the outstanding Shares entitled to vote, except that the amendment of the provision regarding super-majority Shareholder approval of certain conversion ("roll-up") transactions requires the vote of the holders of eighty percent (80%) of the outstanding Shares. Notwithstanding the foregoing, a majority of the Trustees, including a majority of the Independent Trustees, are authorized to alter or repeal any provision of this Declaration of Trust, without the consent of the Shareholders, (i) to the minimum extent necessary, based on an opinion of counsel, to comply with the requirements of the provisions of the Internal Revenue Code applicable to REITS, the regulations issued thereunder, and any ruling on or interpretation of the Internal Revenue Code or the regulations thereunder, (ii) to delete or add any provision of this Declaration of Trust required to be so deleted or added by the staff of the Securities and Exchange Commission or a state "blue sky" commissioner or such similar official, which addition or deletion is deemed by such commissioner or official to be for the benefit or protection of Shareholders, or (iii) to clarify any ambiguities or correct any inconsistencies.

     SECTION 8.3. TERMINATION OF TRUST. (a) The Trust shall continue perpetually, unless earlier terminated at any time by the affirmative vote of holders of a majority of the outstanding Shares entitled to vote thereon and the affirmative vote of a majority of the Trustees. Upon the termination of the
Trust:

          (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

          (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining assets of the Trust to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, Securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

          (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees shall convert, to the extent possible, the remaining assets of the Trust to cash, and shall distribute such cash among the Shareholders according to their respective rights.

     (b) After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the facts of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

                                   ARTICLE IX

                                 EXCULPATION AND
                        INDEMNIFICATION AND OTHER MATTERS

     SECTION 9.1. LIMITATION OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OFFICERS WHO ARE PERFORMING SERVICES ON BEHALF OF THE TRUST. The Trustees and officers, in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees or officers of the Trust and not in their own individual capacities. No Trustee or officer shall, nor shall any Shareholders, be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind of, against or with respect to the Trust, arising out of any action taken or omitted for or on behalf of the Trust and the Trust shall be solely liable therefor and resort shall be had solely to the assets of the Trust for the payment or performance thereof. The Shareholders shall not be personally liable on account of any contractual obligation undertaken by the Trust. Each Shareholder shall be entitled to pro rata indemnity from the Trust estate if, contrary to the provision hereof, such Shareholder shall be held to any such personal liability. All contracts to which the Trust is a party shall include a provision that the Shareholders shall not be personally liable on such contract.

     SECTION 9.2. INDEMNIFICATION. (a) Subject to any limitations contained herein, the Trust shall indemnify and hold harmless the Trustees, the Advisor, and their Affiliates who are performing services on behalf of the Trust (all of the foregoing being referred to as "Indemnified Parties" and each being referred to as an "Indemnified Party") against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), and other amounts paid and reasonably incurred by them in connection with or by reason of any act performed or omitted to be performed by them in connection with the operation or business of the Trust, provided, that, (i) the Trustee or Advisor has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Trust, (ii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party and (iii) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Trust and not from the Shareholders.

     The Trust shall not indemnify the Indemnified Parties for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws. Notwithstanding anything to the contrary in the preceding paragraph, the Trust may indemnify the Indemnified Parties for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, only if: (a) a court either (i) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (ii) approves indemnification of litigation costs if there has been a successful defense, or (b) there has been a dismissal with prejudice on the merits (without a settlement). Any person seeking indemnification shall apprise the court of the published position of the Securities and Exchange Commission, the Missouri Securities Division and the Tennessee Securities Division with respect to indemnification for securities law violations, before seeking court approval for indemnification.

     (b) The indemnification provided by the provisions of this Article IX shall continue for the period of time of service or for any matter arising out of the term of service as to an Indemnified Party and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (c) The Trust shall have the power to purchase and maintain insurance on behalf of any person who is or was an Indemnified Party who performs services on behalf of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which the Trust has an interest against any liability asserted against him or it and incurred by him or it in any such capacity, or arising out of his or its status as such; provided, however, that the Trust shall not incur the cost of any liability insurance which insures an Indemnified Party who performs services on behalf of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which the Trust has an interest against liability for which he or it could not be indemnified under this Article IX.

     (d) In the event a particular state holds a Shareholder personally liable for claims against the Trust (such as tort claims, contract claims where the underlying agreement does not specifically exclude Shareholder liability, claims for taxes and certain statutory liability), the Shareholder will, upon payment of any such liability, and in the absence of willful misconduct on his part, be entitled to reimbursement from the general assets of the Trust, to the extent such assets are sufficient to satisfy the claim.

     (e) The provision of advances from the Trust to the Indemnified Parties for legal expenses and other costs incurred as a result of a legal action is permissible only if the following three conditions are satisfied:

          (i) the legal action relates to the performance of duties or services by the Indemnified Party on behalf of the Trust;

          (ii) the legal action is initiated by a third party who is not a Shareholder; and

          (iii) the Indemnified Party undertakes to repay the advanced funds to the Trust in cases in which such Indemnified Party would not be entitled to indemnification hereunder.

     SECTION 9.3. RIGHT OF TRUSTEES AND OFFICERS TO OWN SHARES OR OTHER PROPERTY AND TO ENGAGE IN OTHER BUSINESS. Except as provided for in this Declaration Trust and the Bylaws, any Trustee or officer may acquire, own, hold and dispose of Shares in the Trust, for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee or officer. Subject to the provisions of the Bylaws, any Trustee or officer may have personal business interests and may engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of others, of interests in real property or Persons engaged in the real estate business, even if the same directly compete with the actual business being conducted by the Trust; provided such interests or activities do not have a material adverse effect on the business of the Trust. Subject to the provisions of the Bylaws, any Trustee or officer may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer or otherwise hereunder and no such activities shall be deemed to conflict with his duties and powers as Trustee or officer. Notwithstanding anything to the contrary contained in this
Section 9.3, Independent Trustees shall at all times limit their activities so that they at all times satisfy the definition of Independent Trustees as set forth in Article II, Section 2.1 hereof.

                                    ARTICLE X

                                  EXCESS SHARES

     SECTION 10.1.  EXCESS SHARES.  (a)If,  at any time, a Person (as defined in
(c) below only for purposes of this Article X) shall be or become an Owner (as defined in (c) below) of Shares of the Trust in excess of 9.8% of the outstanding Shares entitled to vote (the "Limit"), those Shares of the Trust most recently acquired by such Person which are in excess of the Limit, including for this purpose Shares deemed owned through attribution, shall constitute "Excess Shares." Excess Shares shall have the following characteristics:

          (i) holders of Excess Shares shall not be entitled to exercise any voting rights with respect to such Excess Shares;

          (ii) Excess Shares shall not be deemed to be outstanding for the purpose of determining a quorum at the annual meeting or any special meeting of Shareholders or for determining the number of outstanding Shares for purposes of determining a "majority of the outstanding Shares" in connection with a Shareholders' vote without a meeting;

          (iii) any dividends or other distributions with respect to Excess Shares which would have been payable in respect of Shares had they not constituted "Excess Shares" shall be accumulated by the Trust and deposited in a savings account in a New York bank (which may be the Trust's dividend disbursing agent) for the benefit of, and be payable to, the holder or holders of such Shares at such time as such Excess Shares shall cease to be Excess Shares; and

          (iv) Excess Shares shall be deemed to have been offered for sale to the Trust or its designee at their fair market value for a period of one hundred twenty (120) days from the date of (A) the transfer of Shares which made the Shares Excess Shares if the Trust has actual knowledge that such transfer creates Excess Shares or (B) if such transfer is not actually known to the Trust, the determination by the Trustees in good faith by resolution duly adopted that a transfer creating Excess Shares has taken place (the "Offer Period"). Fair market value shall be determined as of the date of (A) or (B) above, and shall be the price as determined in good faith by the Trustees, provided, however, (1) if the Shares are listed on a national stock exchange, the fair market value shall be the closing price on that national stock exchange, or (2) if the Shares are not listed on a national stock exchange but publicly quoted on the National Quotation
     Bureau Incorporated's "pink sheets" or the NASDAQ National Quotation System, then the fair market value shall be the closing bid price on the applicable system.

     The Trust may accept the deemed offer for Excess Shares by mailing by registered mail (return receipt requested) a written notice to the record holder of Excess Shares at the address appearing on the Trust's stock transfer records stating the Trust's acceptance of the offer within the Offer Period. Payment for Excess Shares shall be made by the Trust by check, subject to collection, within 30 days after acknowledgment of receipt of the above-described notice. After notice has been sent, Excess Shares shall have no further rights beyond the right to receive payment pursuant to this Paragraph.

     (b) Each Person who becomes the Owner of Excess Shares is obliged immediately to give or cause to be given written notice thereof to the Trust and to give to the Trust such other information as the Trust may reasonably require of such Person (i) with respect to identifying all Owners and amount of Ownership of its outstanding Shares held directly or by attribution by such Person, and (ii) such other information as may be necessary to determine the Trust's status under the Code.

     (c) For the purpose of determination to be made under this Article,

          (i) A Person shall be considered to "Own," be the "Owner" or have "Ownership" of Shares if he is treated as owner of such Shares for purposes of part 11, subchapter M of the Code, including the attribution of ownership provisions of Sections 542 and 544 of the Code, or if such Person would have beneficial ownership of such Shares as defined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Act") (all as in effect on the date of the formation of the Trust);

          (ii) "Person" includes an individual, corporation, partnership, estate, trust, association, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Act (as in effect on the date of the formation of the Trust); and

          (iii) In the case of an ambiguity in the application of any of the provisions of (i) and (ii) above, the Trustees shall have the power to determine for the purposes of this Article X on the basis of information known to them (A) whether any person owns Shares, (B) whether any two or more individuals, corporations, partnerships, estates, trusts, associations or joint stock companies or other entities constitute a Person, and (C) whether any of the entities of (B) above constitute a group.

     (d) If any provision of this Article X or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected.

     (e) Nothing contained in this Article X shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust's status as a REIT under the Code, including, without limitation, those provided in Sections 7.4 and 7.5 of Article VII.

     (f) All references in this Declaration of Trust to the vote of Shares shall be deemed to include all Shares other than Excess Shares.

     (g) Excess Shares shall be deemed to be of a class separate from the class of Shares of beneficial interest provided in Article VII, Section 7.1 hereof, and upon any such Share of beneficial interest becoming an Excess Share, it shall be deemed to have been automatically converted into a Share of such class of Excess Shares; and upon a share ceasing to be held by a person in whose hands it is no longer deemed to be an Excess Share, such share shall be deemed to have been automatically converted into a share of class of Shares of beneficial interest described in Article VII, Section 7.1 hereof.

                                   ARTICLE XI

                             CONVERSION TRANSACTIONS

     SECTION 11.1. APPROVAL OF CONVERSION TRANSACTIONS. Notwithstanding any provision to the contrary in this Declaration of Trust, and subject to the restrictions on Roll-Ups described in Article VIII, Section 8.2 and Article XII,
Section 12.3 below, the approval of the holders of eighty percent (80%) of the Shares and the unanimous approval of the Independent Trustees shall be required for any exchange offer, merger, consolidation or similar transaction involving the Trust in which the Shareholders receive Securities in a surviving entity having substantially longer duration, materially different investment objectives and policies, or a management compensation structure that is anticipated to provide significantly greater management compensation, from that described in the Consent Statement, except for any such transaction affected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the Shareholders.

                                   ARTICLE XII

                                    ROLL-UPS

     SECTION 12.1. APPRAISALS. An appraisal of all the Trust's assets shall be obtained from a competent Independent Expert in connection with a proposed Roll-Up.

     If the appraisal will be included in a prospectus used to offer the Securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering of the Roll-Up Entity's Shares. The issuer of the Roll-Up Entity's Shares shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.

     The Trust's assets shall be appraised on a consistent basis. The appraisal shall:

     (a) be based on an evaluation of all relevant information;

     (b) indicate the value of the Trust's assets as of a date immediately prior to the announcement of the proposed Roll-Up; and

     (c) assume an orderly liquidation of the Trust's assets over a 12-month period.

     The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Trust and its Shareholders. A summary of the appraisal shall be included in a report to the Shareholders in connection with the proposed Roll-Up.

     SECTION 12.2. SHAREHOLDER OPTIONS. The person sponsoring the Roll-Up shall offer to Shareholders who vote "no" on the proposed Roll-Up the choice of:

     (a) accepting the Securities of the Roll-Up Entity offered in the proposed Roll-Up; or

     (b) one of the following choices:

          (i) remaining as Shareholders of the Trust and preserving their interests therein on the same terms and conditions as existed previously; or

          (ii) receiving cash in an amount equal to the Shareholders' pro rata share of the appraised value of the Net Assets of the Trust.

     SECTION 12.3. RESTRICTIONS. The Trust shall not participate in any proposed Roll-Up which would:

     (a) result in Shareholders having voting rights that are less than those provided in this Declaration of Trust;

     (b) result in the Shareholders having rights to receive reports that are less than those provided in the Declaration of Trust or the Bylaws;

     (c) include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the Securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

     (d) limit the ability of an investor to exercise the voting rights of its Securities in the Roll-Up Entity on the basis of the number of the Trust's Shares held by that investor;

     (e) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the Bylaws; or

     (f) place the cost of the transaction on the Trust if the Roll-Up is not approved by the Shareholders; provided, however, that nothing shall be construed to prevent participation in any proposed Roll-Up which would result in Shareholders having rights and restrictions comparable to those contained herein.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     SECTION 13.1. SUCCESSORS IN INTEREST. This Declaration of Trust shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees and legal representatives.

     SECTION 13.2. INSPECTION OF RECORDS. Inspection of books and records shall be permitted to the same extent as permitted under law applicable to shareholders of a corporation organized in the Commonwealth of Massachusetts, unless broader inspection rights have been granted to the Shareholders pursuant to the terms of the Bylaws, in which event the Shareholders shall be entitled to such broader inspection rights.

     SECTION 13.3. SEVERABILITY. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

     SECTION 13.4. APPLICABLE LAW. This Declaration of Trust has been executed, acknowledged and delivered by the Trustees with reference to the statutes and laws of the Commonwealth of Massachusetts, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the statutes and laws of said Commonwealth of Massachusetts.



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



     IN WITNESS WHEREOF, the undersigned Trustees of AMERICAN MORTGAGE ACCEPTANCE COMPANY, have signed this Third Amended and Restated Declaration of Trust as Trustees as of June 8, 2005, which date is the effective date of this Third Amended and Restated Declaration of Trust.

                                         /s/ Stuart J. Boesky
                                         --------------------
                                         Stuart J. Boesky

                                         /s/ Alan P. Hirmes
                                         ------------------
                                         Alan P. Hirmes

                                         /s/ Scott M. Mannes
                                         -------------------
                                         Scott M. Mannes

                                         /s/ Stanley R. Perla
                                         --------------------
                                         Stanley R. Perla

                                         /s/ Richard M. Rosan
                                         --------------------
                                         Richard M. Rosan



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